Exhibit 99.1

Sonnet BioTherapeutics Announces At-The-Market Warrant Repricing and Exchange Resulting in Expected Gross Proceeds to the Company of up to $10.5 Million

PRINCETON, NJ / August 4, 2020 / Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN) (“Sonnet” or the “Company”), a biopharmaceutical company developing innovative targeted biologic drugs, announced today that it has signed warrant exercise and amendment agreements with existing institutional investors that are expected to provide the Company with gross proceeds of up to $10.5 million, while adjusting the shares underlying and removing the warrant share reset provisions from the Company’s outstanding Series B Warrants issued in April 2020.

Under the agreements, the existing warrant holders agreed to exercise, subject to the ownership blockers contained therein, an aggregate of approximately 3.3 million Series A Warrants that were originally issued in April 2020 at a reduced exercise price, determined at-the-market under Nasdaq rules, of $3.19 per share, and will receive, upon the exercise of the Series A Warrants, an aggregate of up to approximately 11.3 million newly issued Series C Warrants. The Series C Warrants will have an exercise price of $3.19, will not contain subsequent issuance price protection, will not be exercisable for six months after issuance and will expire on October 16, 2025.

In addition, the Series B Warrants were amended to be exercisable for an additional approximately 2.3 million shares in the aggregate, exercisable only after a holder’s repriced Series A Warrants have been exercised in accordance with the agreements, and the provisions for future warrant share resets contained in the Series B Warrants were eliminated. After the exercise of all the Series A Warrants as provided in the agreements, the Company will have 14,724,105 shares of common stock outstanding, 2,308,663 Series B Warrants outstanding and 11,329,436 Series C Warrants outstanding. In the event all of the Series C Warrants were exercised for cash, the Company could receive up to an additional $36.1 million.

Chardan acted as exclusive financial advisor to Sonnet BioTherapeutics in this transaction.

“This warrant exchange is an important milestone for the Company that will simplify our capital structure, significantly reduce potential future dilution of our shareholders and provide us with an important source of capital for our ongoing operations,” said Jay Cross, Sonnet’s CFO.

Pankaj Mohan, Ph.D., Founder and CEO, commented that, “Alongside the business development transaction we announced this morning with New Life Therapeutics, we continue to be very excited about the Sonnet platform and its potential for human therapeutic innovation. With the warrant exchange agreement in place, we will enjoy additional financial resources to execute on our R&D strategy.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock, nor shall there be any sale of such shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Sonnet BioTherapeutics Holdings, Inc.

Founded in 2011, Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitchhikes” on human serum albumin (HSA) for transport to target tissues. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet Biotherapeutics Investor Contact

Alan Lada

Solebury Trout

617-221-8006

alada@soleburytrout.com